UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2021

WAVE SYNC CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 1001, New York, NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (852) 98047102

11 Middlebury Blvd, Unit 3, Randolph, NJ 07869
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 25, 2021, the holder of the majority outstanding voting stock of Wave Sync Corp., a Delaware corporation, restructured the board of directors (the “Board”) of the Company by removing Mei Yang, Zuyue Xiang and Minqin Tang from the Board and appointing the following individuals to the Board (the “New Board”): Jiang Hui, Hon Man Yun, Hong Chen, Xiaoyue Zhang and Ming Yi, effective immediately. Among the member of the New Board, Ming Yi shall serve as the Chair of the Audit Committee, Hong Chen the Chair of the Compensation Committee and Xiaoyue Zhang the Chair of the Nominating and Corporate Committee.

On February 25, 2021, the New Board removed Zuyue Xiang as the Chief Executive Officer (the “CEO”) and Zhenpeng Gao as the Chief Financial Officer (“CFO”) and appointed Jiang Hui as the new CEO and Hon Man Yun as the new CFO, effective immediately. The New Board believes that the new CEO and CFO shall use their best efforts to execute the Board’s vision to change the direction of the Company’s business.

Mr. Jiang Hui, age 32, has worked as the executive vice president at Move the Purchase Consulting Management (Shenzhen) Co., Ltd. from January 2020 till now. Mr. Hui worked as the Vice President at the Industrial and Commercial Bank of China (New York Branch) from August 2018 to December 2019. Mr. Hui was the vice president of Industrial and Commercial Bank of China (London) PLC from January 2017 to August 2018, and the chief compliance officer of investment advisory at Industrial and Commercial Bank of China Financial Services LLC from January 2014 to January 2017.

Mr. Hon Man Yun, age 52, has served in several financing and accounting positions at different private and publicly traded companies. Mr. Yun has worked as the CFO and a director at Hudson Capital Inc. from August 2020 until now and the Chief Financial Officer of Kiwa Bio-tech Products Group Corporate from April 2018 till now. Mr. Yun served a joint company secretary, as a group vice president, the chief accountant and compliance and internal audit officer for Kaisun Energy Group Limited, from May 2017 till August 2020. Mr. Yun was an associate at China Merchants Securities (Hong Kong) Co., Limited from December 2014 to May 2017 and financial controller at E Lighting Group Limited from March 2013 to September 2014.

Mr. Hong Chen, age 52, has worked as the Chairman of the board of directors for Grand Cartel Securities Co., Ltd. (“Grand Cartel Securities”) since 2014 until now. Before Grand Cartel Securities, Mr. Chen served as the Chairman at China Internet Education Group (a Hong Kong listed company with the code 8055) from 2008 to 2014, as the CEO for Peking University Business Network from 2002 to 2008, and the CEO of Shenzhen Chenrun Investment Company from 1998 to 2002.

Mr. Ming Yi, age 40, worked as the Chief Financial Officer at SSLJ.com Limited from 2018 to 2019. Prior to that, Mr. Yi worked as the Chief Financial Officer for this Company from 2011 to 2018.

Ms. Xiaoyue Zhang, age 32, founded Zoe Creation LLC in 2019. Previously, Ms. Zhang worked as a Partner at CARA Vision LLC from July 2017 to December 2020. In addition, Ms. Zhang worked as the marketing coordinator in CheersYou International Education Consulting Inc. from July 2016 to July 2017.

There are no arrangements or understandings between the Company and each of the newly appointed executive officer or director and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and any newly appointed executive officer or director that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with any newly appointed executive officer or director in connection with his or her appointment as a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 26, 2021	WAVE SYNC CORP.

	By:	/s/ Jiang Hui
	Name:	Jiang Hui
	Title:	Chief Executive Officer